Asset Backed Securities
BancCap

RATE_TYPE ne 'FIXED'
861 records

Selection Criteria: RATE_TYPE ne 'FIXED'
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 861
Aggregate Scheduled Principal Balance: 184,934,740.62
Minimum Scheduled Balance: 39,849.02
Maximum Scheduled Balance: 725,000.00
Average Scheduled Balance: 214,790.64
Aggregate Original Principal Balance: 185,199,051.25
Minimum Original Balance: 50,000.00
Maximum Original Balance: 725,000.00
Average Original Balance: 215,097.62
Fully Amortizing Loans (NON BALLOON): 83.17
1st Lien: 100.00
Weighted Average Gross Coupon: 7.506
Minimum Coupon: 5.425
Maximum Coupon: 12.550
Weighted Average Original Term: 360
Minimum Original Term: 360
Maximum Original Te rm: 360
Weighted Average Stated Remaining Term: 357
Minimum Remaining Term: 352
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.817
Minimum Margin: 2.250
Maximum Margin: 7.990
Weighted Average Max Rate: 14.019
Minimum Max Rate: 11.425
Maximum Max Rate: 18.550
Weighted Average Min Rate: 7.501
Minimum Min Rate: 5.425
Maximum Min Rate: 12.550
Weighted Average Loan-to-Value: 80.03
Low LTV: 39.47
High LTV: 100.00
LTV = 80: 47.89
LTV > 80: 27.40
Weighted Average Fico: 629
Min FICO: 500
Max FICO: 785
Top 5 States: CA(39%),FL(13%),MN(10%),IL(8%),TX(5%)
% Silent Second: 42.08
WA Months to Next Adjustment Date: 21
WA CLTV: 88.24

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1 /29 ARM	8	1,903,600.35	1.03	356	6.953	619	79.50
2 /28 ARM	464	78,830,271.31	42.63	357	8.062	615	79.82
2 /28 ARM - 40Yr Balloon	120	31,116,499.90	16.83	356	7.340	622	78.26
2 /28 ARM (IO)	235	65,045,141.80	35.17	356	7.000	646	81.05
3 /27 ARM	10	1,897,358.85	1.03	356	7.677	651	83.67
3 /27 ARM (IO)	15	3,626,193.92	1.96	355	6.712	635	81.93
5 /25 ARM	3	855,151.90	0.46	355	6.254	677	80.95
5 /25 ARM (IO)	5	1,354,412.05	0.73	355	6.561	657	73.69
6 Month Libor ARM	1	306,110.54	0.17	355	7.790	653	80.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	3	150,000.00	0.08	358	9.196	598	68.49
50,000.01 - 100,000.00	127	9,848,846.00	5.32	358	8.575	610	79.21
100,000.01 - 150,000.00	169	21,229,810.00	11.46	357	8.067	612	79.30
150,000.01 - 200,000.00	161	28,210,371.00	15.23	357	7.596	620	79.10
200,000.01 - 250,000.00	121	27,098,442.00	14.63	357	7.544	625	80.95
250,000.01 - 300,000.00	92	25,365,515.00	13.70	356	7.277	623	79.13
300,000.01 - 350,000.00	75	24,430,216.25	13.19	356	7.226	642	79.91
350,000.01 - 400,000.00	46	17,377,676.00	9.38	356	7.254	645	81.67
400,000.01 - 450,000.00	26	11,025,092.00	5.95	356	7.340	634	80.55
450,000.01 - 500,000.00	30	14,247,583.00	7.69	356	7.056	643	81.94
500,000.01 - 550,000.00	6	3,104,000.00	1.68	357	7.582	658	75.66
550,000.01 - 600,000.00	2	1,125,000.00	0.61	357	7.838	611	90.00
600,000.01 - 650,000.00	2	1,261,500.00	0.68	357	6.813	664	82.53
700,000.01 - 750,000.00	1	725,000.00	0.39	355	6.500	647	65.91
Total:	861	185,199,051.25	100.00	357	7.506	629	80.03

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	4	188,827.49	0.10	358	9.645	580	72.79
50,000.01 - 100,000.00	126	9,784,901.21	5.29	358	8.564	611	79.19
100,000.01 - 150,000.00	169	21,194,033.33	11.46	357	8.067	612	79.30
150,000.01 - 200,000.00	161	28,162,349.40	15.23	357	7.596	620	79.10
200,000.01 - 250,000.00	121	27,060,126.19	14.63	357	7.544	625	80.95
250,000.01 - 300,000.00	92	25,325,779.04	13.69	356	7.277	623	79.13
300,000.01 - 350,000.00	75	24,400,374.96	13.19	356	7.226	642	79.91
350,000.01 - 400,000.00	46	17,357,906.38	9.39	356	7.254	645	81.67
400,000.01 - 450,000.00	26	11,012,042.61	5.95	356	7.340	634	80.55
450,000.01 - 500,000.00	30	14,237,786.29	7.70	356	7.056	643	81.94
500,000.01 - 550,000.00	6	3,101,280.96	1.68	357	7.582	658	75.66
550,000.01 - 600,000.00	2	1,125,000.00	0.61	357	7.838	611	90.00
600,000.01 - 650,000.00	2	1,259,332.76	0.68	357	6.813	664	82.53
700,000.01 - 750,000.00	1	725,000.00	0.39	355	6.500	647	65.91
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
301 - 360	861	184,934,740.62	100.00	357	7.506	629	80.03
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Minimum: 352
Maximum: 360
Weighted Average: 357

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	2	542,299.01	0.29	354	5.460	623	78.06
5.500 - 5.999	17	4,794,213.25	2.59	355	5.757	656	79.31
6.000 - 6.499	73	20,429,152.33	11.05	355	6.296	631	80.02
6.500 - 6.999	188	49,014,483.22	26.50	356	6.750	644	79.56
7.000 - 7.499	125	30,243,004.57	16.35	356	7.248	634	79.60
7.500 - 7.999	174	33,077,759.44	17.89	357	7.750	626	79.59
8.000 - 8.499	82	14,334,594.83	7.75	358	8.235	623	79.20
8.500 - 8.999	82	13,532,293.98	7.32	358	8.761	604	82.51
9.000 - 9.499	36	7,578,291.25	4.10	359	9.183	615	81.04
9.500 - 9.999	40	6,090,493.01	3.29	358	9.774	604	84.35
10.000 - 10.499	17	2,527,130.82	1.37	359	10.290	573	82.64
10.500 - 10.999	13	1,645,543.01	0.89	359	10.685	568	79.10
11.000 - 11.499	5	391,451.59	0.21	359	11.190	551	70.14
11.500 - 11.999	3	215,621.11	0.12	360	11.616	530	78.57
12.000 - 12.499	3	457,540.18	0.25	359	12.109	529	78.48
12.500 - 12.999	1	60,869.02	0.03	358	12.550	513	70.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Minimum: 5.425
Maximum: 12.550
Weighted Average: 7.506

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
35.01 - 40.00	2	219,051.12	0.12	355	7.520	544	39.78
40.01 - 45.00	3	385,934.50	0.21	357	6.921	574	42.64
45.01 - 50.00	7	1,534,522.64	0.83	357	8.140	574	48.73
50.01 - 55.00	4	654,514.64	0.35	357	7.657	575	52.43
55.01 - 60.00	12	2,395,638.92	1.30	357	8.343	552	58.25
60.01 - 65.00	26	4,265,713.02	2.31	357	7.915	579	62.97
65.01 - 70.00	44	8,598,241.93	4.65	357	7.893	594	68.68
70.01 - 75.00	63	14,369,314.33	7.77	356	7.375	605	73.87
75.01 - 80.00	468	101,837,375.30	55.07	356	7.230	639	79.80
80.01 - 85.00	97	21,907,924.35	11.85	356	7.675	614	84.52
85.01 - 90.00	99	21,768,866.99	11.77	357	8.061	642	89.78
90.01 - 95.00	22	4,876,653.23	2.64	357	8.267	632	94.57
95.01 - 100.00	14	2,120,989.65	1.15	357	8.691	667	100.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
500 - 519	24	3,281,306.07	1.77	358	9.834	510	73.97
520 - 539	36	5,728,530.48	3.10	357	8.703	532	68.32
540 - 559	39	7,520,924.92	4.07	357	8.406	550	74.42
560 - 579	61	11,814,638.46	6.39	357	7.627	570	78.70
580 - 599	115	23,580,420.44	12.75	356	7.373	591	77.86
600 - 619	144	31,114,062.01	16.82	356	7.340	610	80.38
620 - 639	149	31,138,473.24	16.84	357	7.465	629	81.66
640 - 659	117	26,432,810.01	14.29	357	7.486	649	81.75
660 - 679	55	13,107,343.29	7.09	356	7.434	668	82.75
680 - 699	47	12,972,340.81	7.01	356	7.168	688	80.45
700 - 719	29	7,540,967.49	4.08	356	6.884	710	83.22
720 - 739	21	4,292,297.20	2.32	356	7.553	730	83.45
740 - 759	15	3,761,511.60	2.03	356	7.085	746	81.75
760 - 779	8	2,509,582.23	1.36	356	7.036	768	80.95
780 - 799	1	139,532.37	0.08	356	6.950	785	80.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Minimum: 500
Maximum: 785
Weighted Average: 629

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	33	5,249,899.73	2.84	357	8.080	625	81.02
20.01 - 25.00	25	3,952,015.04	2.14	357	8.059	614	82.61
25.01 - 30.00	65	11,324,658.37	6.12	357	7.672	625	81.22
30.01 - 35.00	73	13,203,276.06	7.14	357	7.765	632	81.02
35.01 - 40.00	150	30,766,479.33	16.64	357	7.548	631	79.90
40.01 - 45.00	215	46,810,885.11	25.31	356	7.449	630	79.37
45.01 - 50.00	240	60,388,828.10	32.65	356	7.328	630	79.59
50.01 - 55.00	60	13,238,698.88	7.16	356	7.628	615	81.46
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Non-Zero Minimum: 8.79
Maximum: 55.00
Weighted Average: 41.35

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	220	71,234,956.50	38.52	356	7.107	635	79.07
Florida	119	24,939,748.15	13.49	358	7.951	627	79.51
Minnesota	100	18,891,661.31	10.22	356	7.299	628	80.75
Illinois	74	15,029,714.05	8.13	355	7.150	631	80.86
Texas	79	9,292,693.63	5.02	359	8.226	621	81.53
Virginia	28	6,507,780.99	3.52	356	7.620	630	82.19
Maryland	21	5,081,787.25	2.75	356	7.369	634	81.37
Massachusetts	12	2,883,550.28	1.56	356	7.150	620	76.10
Michigan	27	2,830,283.18	1.53	358	8.484	638	81.96
Arizona	15	2,741,569.94	1.48	356	7.804	593	75.19
Wisconsin	11	1,917,330.03	1.04	355	8.287	602	84.46
Colorado	9	1,877,976.56	1.02	357	8.058	610	72.93
New Jersey	7	1,822,922.98	0.99	356	7.620	635	81.52
Louisiana	13	1,623,876.48	0.88	359	8.854	582	81.93
Missouri	15	1,359,727.55	0.74	359	8.915	600	80.74
Nevada	5	1,307,551.30	0.71	356	7.256	654	80.17
New York	4	1,210,119.71	0.65	356	7.000	666	80.00
Kansas	7	1,184,762.59	0.64	359	9.354	587	85.49
Ohio	10	1,140,136.47	0.62	357	8.702	593	85.59
Connecticut	8	1,035,761.92	0.56	357	8.108	606	79.60
North Carolina	9	963,745.28	0.52	358	9.197	640	88.80
Tennessee	5	905,748.32	0.49	358	8.670	629	86.17
Indiana	9	842,297.13	0.46	356	7.647	617	82.22
Rhode Island	4	836,019.86	0.45	357	8.263	624	80.09
Washington	4	726,549.40	0.39	357	7.421	633	79.38
Pennsylvania	5	712,290.40	0.39	356	7.372	590	77.85
Georgia	5	644,766.88	0.35	356	8.003	651	80.58
Oklahoma	6	603,793.22	0.33	358	8.539	585	79.94
South Carolina	4	603,463.07	0.33	356	7.736	627	87.14
Mississippi	7	585,940.81	0.32	358	8.559	596	85.69
New Hampshire	2	565,458.10	0.31	357	7.933	633	81.95
Montana	3	548,711.05	0.30	357	8.544	575	84.47
Oregon	3	525,176.49	0.28	357	7.217	596	81.53
Hawaii	1	454,348.86	0.25	358	8.250	659	72.72
Delaware	2	429,243.98	0.23	356	7.332	611	81.48
Utah	1	337,917.30	0.18	358	8.850	590	85.00
Iowa	3	321,037.38	0.17	358	8.532	608	81.89
Kentucky	2	160,716.95	0.09	357	8.279	663	82.64
North Dakota	1	147,795.63	0.08	358	7.875	624	80.00
West Virginia	1	105,809.64	0.06	356	9.990	558	70.67
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Number of States Represented: 40

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	772	167,594,663.19	90.62	356	7.400	626	79.69
Investor Property	79	14,979,856.95	8.10	357	8.576	654	83.52
Vacation Home	10	2,360,220.48	1.28	357	8.210	650	81.83
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	395	92,231,811.83	49.87	357	7.757	642	79.77
Full Documentation	457	90,453,408.71	48.91	356	7.248	615	80.26
Limited Documentation	9	2,249,520.08	1.22	358	7.537	622	81.45
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	411	93,372,975.91	50.49	356	7.456	611	78.75
Purchase	398	81,901,320.95	44.29	357	7.532	650	81.51
Refinance - Rate/Term	52	9,660,443.76	5.22	357	7.766	613	79.85
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	92	23,657,364.26	12.79	356	7.478	628	80.71
PAG I	512	109,739,801.59	59.34	357	7.502	646	81.26
PAG II	119	24,530,191.91	13.26	356	7.368	611	78.98
PAG III	85	18,032,413.09	9.75	356	7.299	583	78.08
PAG IV	41	7,450,606.97	4.03	356	8.243	554	69.94
PAG V	12	1,524,362.80	0.82	357	9.253	534	70.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	664	141,998,280.70	76.78	356	7.434	625	79.68
PUD	98	21,054,088.62	11.38	357	7.729	635	81.16
Two-Four Family	45	11,391,589.88	6.16	356	7.808	639	80.62
Condominium	36	6,737,515.63	3.64	356	7.626	647	82.55
Manufactured Housing	15	3,298,214.69	1.78	358	7.863	658	80.85
Townhouse/Rowhouse	3	455,051.10	0.25	355	7.523	589	77.33
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	220	41,120,112.86	22.23	356	7.763	633	81.10
6	4	857,590.96	0.46	357	7.707	581	83.73
12	60	16,117,155.56	8.72	356	7.444	649	78.97
24	537	117,165,881.28	63.36	357	7.477	623	79.72
36	39	9,453,892.17	5.11	355	6.832	646	80.58
60	1	220,107.79	0.12	355	7.250	634	85.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
11.000 - 11.499	1	250,000.00	0.14	354	5.425	605	64.10
11.500 - 11.999	11	3,013,422.86	1.63	355	5.728	643	77.26
12.000 - 12.499	19	4,718,495.81	2.55	355	6.217	650	81.71
12.500 - 12.999	70	16,168,176.05	8.74	355	6.669	646	79.36
13.000 - 13.499	99	25,347,067.42	13.71	356	6.662	628	79.18
13.500 - 13.999	233	54,332,330.84	29.38	356	7.108	638	79.98
14.000 - 14.499	135	30,062,595.97	16.26	357	7.548	631	79.74
14.500 - 14.999	133	24,442,835.71	13.22	357	8.197	615	80.47
15.000 - 15.499	63	12,630,435.06	6.83	358	8.780	621	80.60
15.500 - 15.999	52	8,408,247.88	4.55	358	9.482	607	83.74
16.000 - 16.499	17	2,527,130.82	1.37	359	10.290	573	82.64
16.500 - 16.999	16	1,908,520.30	1.03	359	10.562	570	78.77
17.000 - 17.499	5	391,451.59	0.21	359	11.190	551	70.14
17.500 - 17.999	3	215,621.11	0.12	360	11.616	530	78.57
18.000 - 18.499	3	457,540.18	0.25	359	12.109	529	78.48
18.500 - 18.999	1	60,869.02	0.03	358	12.550	513	70.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	2	542,299.01	0.29	354	5.460	623	78.06
5.500 - 5.999	20	5,410,855.17	2.93	355	5.971	653	79.78
6.000 - 6.499	75	20,953,280.19	11.33	355	6.306	632	80.02
6.500 - 6.999	184	48,167,127.04	26.05	356	6.751	643	79.55
7.000 - 7.499	125	30,220,798.68	16.34	356	7.253	634	79.60
7.500 - 7.999	173	32,678,080.07	17.67	357	7.747	626	79.52
8.000 - 8.499	81	14,222,664.44	7.69	358	8.234	623	79.20
8.500 - 8.999	84	13,891,443.76	7.51	358	8.725	605	82.49
9.000 - 9.499	35	7,459,543.52	4.03	359	9.183	615	80.98
9.500 - 9.999	40	6,090,493.01	3.29	358	9.774	604	84.35
10.000 - 10.499	18	2,594,484.10	1.40	359	10.315	572	81.78
10.500 - 10.999	13	1,645,543.01	0.89	359	10.685	568	79.10
11.000 - 11.499	4	324,098.31	0.18	359	11.178	555	74.49
11.500 - 11.999	3	215,621.11	0.12	360	11.616	530	78.57
12.000 - 12.499	3	457,540.18	0.25	359	12.109	529	78.48
12.500 - 12.999	1	60,869.02	0.03	358	12.550	513	70.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2.250 - 2.499	1	94,400.00	0.05	360	7.500	622	80.00
3.500 - 3.749	7	1,208,827.16	0.65	355	6.640	623	80.76
3.750 - 3.999	8	1,649,456.52	0.89	356	7.307	639	79.84
4.000 - 4.249	3	833,247.97	0.45	355	6.479	592	80.43
4.250 - 4.499	6	1,555,156.43	0.84	354	7.192	633	81.53
4.750 - 4.999	1	149,628.24	0.08	357	6.990	560	75.00
5.000 - 5.249	4	850,868.21	0.46	358	7.709	644	73.87
5.250 - 5.499	49	12,134,207.46	6.56	356	7.004	662	81.00
5.500 - 5.749	91	18,557,605.95	10.03	356	7.274	631	79.43
5.750 - 5.999	623	134,962,016.16	72.98	357	7.476	630	80.48
6.000 - 6.249	23	4,114,080.64	2.22	359	9.395	556	78.92
6.250 - 6.499	7	1,597,686.50	0.86	357	8.487	596	75.02
6.500 - 6.749	10	2,247,331.62	1.22	357	8.675	586	80.78
6.750 - 6.999	18	3,467,835.69	1.88	356	7.980	587	74.37
7.000 - 7.249	6	1,018,482.09	0.55	358	9.670	572	57.07
7.250 - 7.499	2	251,740.03	0.14	358	9.236	563	74.45
7.500 - 7.749	1	92,371.11	0.05	359	11.600	500	70.00
7.750 - 7.999	1	149,798.84	0.08	357	9.990	567	59.06
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Minimum: 2.250
Maximum: 7.990
Weighted Average: 5.817

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2006-04	1	306,110.54	0.17	355	7.790	653	80.00
2006-10	2	502,617.84	0.27	355	6.597	640	80.00
2006-11	6	1,400,982.51	0.76	356	7.081	612	79.32
2007-07	1	106,997.37	0.06	352	7.340	573	94.69
2007-08	5	1,300,213.82	0.70	353	6.871	667	81.59
2007-09	56	13,643,048.52	7.38	354	6.679	625	80.30
2007-10	136	30,817,141.28	16.66	355	7.015	622	80.55
2007-11	292	70,304,278.08	38.02	356	7.107	639	79.05
2007-12	14	3,090,021.71	1.67	357	7.704	619	76.38
2008-01	96	17,104,101.87	9.25	358	8.632	608	80.08
2008-02	155	28,430,918.36	15.37	359	8.543	621	81.72
2008-03	64	10,195,192.00	5.51	360	8.660	622	80.29
2008-09	10	2,077,067.56	1.12	354	6.946	631	82.25
2008-10	3	1,193,000.00	0.65	355	6.874	620	83.48
2008-11	8	1,816,864.53	0.98	356	7.130	672	83.51
2009-02	2	256,620.68	0.14	359	7.366	610	75.10
2009-03	2	180,000.00	0.10	360	7.976	624	80.00
2010-09	3	796,929.34	0.43	354	6.141	672	78.12
2010-10	3	983,302.24	0.53	355	6.530	646	69.29
2010-11	2	429,332.37	0.23	356	6.801	693	90.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	3	842,102.05	0.46	354	6.785	670	76.54
2.000	186	51,053,651.43	27.61	356	7.061	637	80.26
3.000	672	133,038,987.14	71.94	357	7.681	625	79.96
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.717

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	447	82,891,428.70	44.82	357	7.963	623	80.79
1.500	45	9,711,463.07	5.25	357	7.975	612	75.22
2.000	369	92,331,848.85	49.93	356	7.046	635	79.85
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.526

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	606	114,908,992.85	62.13	357	7.828	618	79.47
24	9	2,354,344.68	1.27	356	6.928	640	76.13
36	9	2,721,750.91	1.47	356	6.842	649	81.15
60	237	64,949,652.18	35.12	356	6.984	645	81.12
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	377	94,282,585.50	50.98	356	7.045	635	79.87
Flexpoint Funding	35	7,159,026.42	3.87	358	8.327	603	73.65
Funding America	357	65,951,366.61	35.66	358	8.211	622	80.81
Maribella Mortgage	87	16,730,825.09	9.05	355	6.958	628	80.55
Oakstreet Mortgage	5	810,937.00	0.44	360	7.766	613	80.00
Total:	861	184,934,740.62	100.00	357	7.506	629	80.03

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.